                                IMAX CORPORATION

                                  Exhibit 99.1

[IMAX LOGO]


IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com

         IMAX CORPORATION REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

HIGHLIGHTS

- Company reports net earnings of $0.03 per diluted share and ends the June quarter with $34 million in cash and cash equivalents, double the year-ago balance. Company confirms net earnings guidance for full-year 2005 of between $0.35 and $0.38 per share.

- Signings momentum continues as the Company signs 51 theatre systems in the trailing twelve month period, including thirteen theatre systems signed during the June quarter, more than triple the year-ago number.

- The Company's summer film slate heats up as IMAX DMR(R) versions of Batman Begins and Charlie and the Chocolate Factory together gross nearly $22 million in seven weeks.

- Company's 2006 film slate begins to take shape with The Ant Bully: An IMAX 3D Experience confirmed as a day-and-date, Hollywood IMAX DMR release for summer 2006.

TORONTO - August 4, 2005 - IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today reported earnings for the second quarter 2005, its best June quarter for theatre systems signings since 1997. For the quarter ended June 30, 2005, IMAX reported net earnings of $0.03 per diluted share, as compared to the Company's guided range of breakeven to $0.02 per diluted share. This compares to net earnings of $0.04 per diluted share reported for the three months ended June 30, 2004. Earnings from operations increased 7% to $5.4 million for the second quarter of 2005.

"Our continued strong performance underscores the significant value IMAX delivers to all of its key constituents: commercial exhibitors, Hollywood studios and moviegoers," said IMAX Co-Chief Executive Officers Richard L. Gelfond and Bradley J. Wechsler. "Our commercial strategy is driving tangible business results for IMAX, including accelerating signings momentum, strong summer film performance and on-target financial results in the second quarter."


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The Company signed agreements for thirteen IMAX(R) theatre systems during the three months ended June 30, 2005, the fourth consecutive quarter of double-digit signings and triple the four theatre signings in the year-ago quarter. For the trailing twelve-months ended June 30, IMAX has signed deals for 51 theatre systems, equal to the number signed for the preceding 24 months.

Included in the quarter's signings is an agreement with North America's second largest commercial exhibitor, AMC Entertainment Inc., to retrofit five domestic multiplexes with IMAX(R) MPX(TM) theatre systems. The agreement is a partnership arrangement between IMAX and AMC, whereby the companies will share in both the upfront cost of the IMAX theatres and also in the ongoing profits generated by these theatres. Three of these theatres are already operating today in Phoenix, Kansas City and Detroit, with the remaining two on track to open this September. These recent openings demonstrate the quick sign-to-install window made possible by retrofitting an existing multiplex theatre with an IMAX MPX system.

"We're very pleased with the strong openings of three new IMAX AMC theatres, including numerous sold-out shows in the first few weeks," continued Messrs. Gelfond and Wechsler. "It's been a pleasure working with AMC to fill in these key regional markets with commercial IMAX theatres, and we're particularly encouraged by the early financial performance of the sites, as the structure of the deal allows us to participate actively in the theatres' financial success."

The June quarter's thirteen signings also comprise: a three-theatre agreement with Mexico's largest operator, Cinepolis, the first of which opened in Guadalajara in June; two theatres in China, which represent IMAX's 24th and 25th signings in that country; a two-theatre agreement with one of India's largest commercial operators; and an agreement with Wehrenberg Theatres, Inc., the oldest family owned and operated theatre circuit in the U.S., for an MPX theatre in St. Louis. In total, ten of the quarter's signings were for the IMAX MPX system. Commercial exhibitors world-wide have embraced the multiplex-designed product, with orders for new IMAX theatre systems doubling in the year since IMAX MPX was introduced.

June 15th marked the start of IMAX's blockbuster summer movie season, with the release of Warner Bros. Pictures' Batman Begins: The IMAX Experience. The film opened to critical praise and sold-out shows. With domestic grosses of $3.2 million, the film set the record for IMAX's biggest five day opening, and has gone on to gross nearly $14.0 million world-wide to date. On its heels, Warner Bros. Pictures' Charlie and the Chocolate Factory: The IMAX Experience opened in 65 North American theatres, the widest-ever IMAX DMR domestic opening. The film set a three-day opening record, grossing over $2.2 million from July 15th through July 17th and has grossed nearly $8 million to date in just three weeks.

Together with Warner Bros. Pictures, Playtone Productions and DNA Productions, IMAX recently announced the summer 2006 release of The Ant Bully in IMAX(R) 3D. Set for day-and-date release one year from now, August 4, 2006, this marks the earliest advance announcement of an IMAX DMR film.

"The industry dynamics currently pressuring box office grosses across the U.S. have presented us with a great opportunity," concluded Messrs. Gelfond and Wechsler. "The IMAX box office is up significantly year-over-year, and together, Batman Begins: The IMAX Experience and Charlie and the Chocolate Factory: The IMAX Experience, have grossed nearly $22 million in just seven weeks. The IMAX Experience is proving to be that special differentiator that not only draws people out of their homes and back into theatres, but also garners a premium ticket price and high customer satisfaction ratings."

For the three months ended June 30, 2005, the Company's total revenues were $30.9 million, as compared to $31.7 million reported for the prior year period. Systems revenue was $20.3 million versus $20.5 million in the prior year period. In the second quarter of 2005, the Company recognized revenue on nine theatre systems, which included five theatre systems installed under new sales or sales-type lease agreements. This compares to


                                     Page 5
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five new recognitions in the second quarter of 2004. In addition, the Company installed two systems under operating lease agreements in the second quarter of 2005 compared to nil in the second quarter of 2004.

For the second quarter of 2005, film revenues were $5.3 million, as compared to $6.6 million in the second quarter of 2004, and included IMAX DMR revenues of $1.4 million. Theatre operations revenue increased to $4.2 million in the second quarter of 2005 from $3.8 million in the second quarter of 2004, due to an increase in average ticket price and overall attendance. Other revenue was $1.1 million in the second quarter of 2005 as compared to $0.9 million in the second quarter of 2004. The Company ended the June quarter with $34.0 million in cash and short term investments as compared to $17.0 million at the end of June 2004.

The Company reported net earnings of $0.03 per diluted share for the second quarter of 2005, as compared to net earnings of $0.04 per diluted share for the second quarter of 2004. Excluding a gain of $0.01 per diluted share associated with discontinued operations, IMAX reported earnings from continuing operations of $0.02 per diluted share in the second quarter of 2005, as compared to earnings from continuing operations of $0.03 per diluted share in the year-ago quarter.

The Company will host a conference call to discuss these results at 8:30 AM ET. To access the call interested parties should call (913) 981-5510 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 6459374.


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ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX 3D, and IMAX DMR technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of June 30, 2005, there were 259 IMAX theatres operating in more than 36 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(TM), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

                                       ###

For additional information please contact:

MEDIA:                                       ANALYSTS:
IMAX CORPORATION, New York                   IMAX CORPORATION, New York
Romi Schutzer                                Cheryl Cramer
212-821-0144                                 212-821-0121
rschutzer@imax.com                           ccramer@imax.com

ENTERTAINMENT MEDIA:                         BUSINESS MEDIA:
Newman & Company, Los Angeles                Sloane & Company, New York
Al Newman                                    Whit Clay
310-278-1560                                 212-446-1864
asn@newman-co.com                            wclay@sloanepr.com


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                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
                                                              -----------------------------   --------------- -------------
                                                                   2005            2004            2005            2004
                                                              -------------   -------------   -------------   -------------
REVENUE
IMAX systems                                                  $      20,308   $      20,482   $      42,421   $      36,502
Films                                                                 5,301           6,600          10,248          11,089
Theater operations                                                    4,198           3,771           8,014           7,513
Other                                                                 1,071             895           1,563           1,524
                                                              -------------   -------------   -------------   -------------
                                                                     30,878          31,748          62,246          56,628
COSTS OF GOODS AND SERVICES                                          15,009          17,139          30,232          29,657
                                                              -------------   -------------   -------------   -------------
GROSS MARGIN                                                         15,869          14,609          32,014          26,971
Selling, general and administrative expenses                          9,812           8,620          20,055          16,954
Research and development                                                886             870           1,539           2,015
Amortization of intangibles                                             160             154             317             305
Receivable provisions, net of (recoveries)                             (370)            (69)           (158)           (967)
                                                              -------------   -------------   -------------   -------------
EARNINGS FROM OPERATIONS                                              5,381           5,034          10,261           8,664

Interest income                                                         284              98             498             225
Interest expense                                                     (4,202)         (4,120)         (8,399)         (8,189)
Loss on retirement of notes                                             --              --              --             (784)
                                                              -------------   -------------   -------------   -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                                       1,463           1,012           2,360             (84)
Recovery of (provision for) income taxes                               (538)            340            (479)            340
                                                              -------------   -------------   -------------   -------------
NET EARNINGS FROM CONTINUING OPERATIONS                                 925           1,352           1,881             256
Net earnings from discontinued operations                               186             200             426             400
                                                              -------------   -------------   -------------   -------------
NET EARNINGS                                                  $       1,111   $       1,552   $       2,307   $         656
                                                              =============   =============   =============   =============
EARNINGS PER SHARE:
Earnings per share - basic and diluted:
  Net earnings from continuing operations                     $        0.02   $        0.03   $        0.05   $        0.01
  Net earnings from discontinued operations                   $        0.01   $        0.01   $        0.01   $        0.01
                                                              -------------   -------------   -------------   -------------
  Net earnings                                                $        0.03   $        0.04   $        0.06   $        0.02
                                                              =============   ==============  ==============  ==============
Weighted average number of shares outstanding (000's):
     Basic                                                           39,818          39,310          39,687          39,307
     Diluted                                                         41,941          39,937          41,930          39,621
Additional disclosure:
Depreciation and amortization(1)                                      3,665           4,074           7,249           6,557


(1) Includes $0.3 million and $0.6 million in amortization of deferred financing costs charged to interest expense for the three and six months ended June 30, 2005 (2004 - $0.3 million, $0.6 million)


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                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)

                                                                                  JUNE 30,
                                                                                    2005        DECEMBER 31,
                                                                                 (UNAUDITED)       2004
                                                                                 -----------    ------------
ASSETS
Cash and cash equivalents                                                         $  18,825      $  28,964
Short-term investments                                                               15,143             --
Accounts receivable, net of allowance for doubtful accounts of $8,498
  (2004 - $8,390)                                                                    21,790         19,899
Financing receivables                                                                60,060         59,492
Inventories                                                                          30,655         29,001
Prepaid expenses                                                                      2,934          2,279
Film assets                                                                           2,644            871
Fixed assets                                                                         27,843         28,712
Other assets                                                                         12,441         13,377
Deferred income taxes                                                                 6,454          6,171
Goodwill                                                                             39,027         39,027
Other intangible assets                                                               3,033          3,060
                                                                                  ---------      ---------
   Total assets                                                                   $ 240,849      $ 230,853
                                                                                  =========      =========
LIABILITIES
Accounts payable                                                                  $   6,491      $   5,827
Accrued liabilities                                                                  55,725         56,897
Deferred revenue                                                                     56,501         50,505
Senior Notes due 2010                                                               160,000        160,000
                                                                                  ---------      ---------
   Total liabilities                                                                278,717        273,229
                                                                                  ---------      ---------
SHAREHOLDERS' EQUITY (DEFICIT)
Capital stock - Common shares - no par value. Authorized -
  unlimited number. Issued and outstanding - 39,915,985 (2004 - 39,446,964)         119,846        116,281
Other equity                                                                          1,863          3,227

Deficit                                                                            (158,638)      (160,945)
Accumulated other comprehensive income (loss)                                          (939)          (939)
                                                                                  ---------      ---------
   Total shareholders' deficit                                                      (37,868)       (42,376)
                                                                                  ---------      ---------
   Total liabilities and shareholders' equity (deficit)                           $ 240,849      $ 230,853
                                                                                  =========      =========


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